EXHIBIT 10.4

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”) is made and entered into as of December 15, 2008 by and between TERRA INSIGHT CORPORATION, a Delaware corporation (“TIC”), and THE INSTITUTE OF GEOINFORMATIONAL ANALYSIS OF THE EARTH, a Liechtenstein establishment (the “INSTITUTE”) (hereinafter each of TIC and the INSTITUTE are referred to individually as a “Party” and jointly as the “Parties”) as to the following:

1.	Termination of the Shareholders Agreement
(a)

The Second Amended and Restated Services Agreement of July 17, 2007, by and between TIC and the INSTITUTE, as amended by that certain letter dated agreement December 19, 2007 (collectively, hereinafter the “Service Agreement”), is hereby terminated as of the date hereof.

(b)

This Second Amended and Restated Technology License Agreement of July 17, 2007, by and between TIC and the INSTITUTE, as amended by that certain letter dated agreement December 19, 2007 (collectively, hereinafter the “License Agreement”), is hereby terminated as of the date hereof.

2.	Release of Claims
(a)

Each of the Parties (the “Releasor”), hereby remises, releases and forever discharges the other Party (the “Releasee”) of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee the Releasor ever had, now has, or hereafter can, shall or may have, for, upon, or by reason of, or in any way arising out of, any cause, matter or thing whatsoever from the beginning of the world to the date hereof, and, in particular, without in any way limiting the generality of the foregoing, for or by reason of or in any way arising out of any and all claims and causes of action, whether based on any Liechtenstein, New York or other state or foreign law or right of action, direct, indirect or representative in nature, foreseen or unforeseen, matured or unmatured, known or unknown, which any of, or all, the Releasor has, had or may have against the Releasee, of any kind, nature or type whatsoever, up to the date of this Agreement, under the Service Agreement or the License Agreement and, including without limitation, any contract claims, tort claims, claims arising under Liechtenstein, New York or other foreign company or corporate law, fraud claims, including any claims of fraud in the inducement of, or otherwise in connection with or related to, the settlement and any other matters contemplated by this Agreement.

3.	Representations, Warranties and Covenants
(a) Either Party has all requisite power and authority to execute, deliver and perform this Agreement;

(b)	This Agreement constitutes a valid and binding obligation of either Party, enforceable in accordance with its terms, and
(c)	No consent, approval, waiver, authorization or filing is necessary for the execution, delivery and performance by either Party of this Agreement which has not already been obtained.
4.	Specific Performance.
(a)

Each of the Parties agrees that in the event of any breach by the other Party of any covenant, obligation or other provision contained in this Agreement, either Party shall be entitled (in addition to any other remedy that may be available to them), to the extent permitted by applicable law, to (i) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach.

5.	No Assignment
(a)	Because the nature of this Agreement is specific to the actions of either of the Parties, neither Party may assign this Agreement and there are no third party beneficiaries hereto.
6.	No Representations
(a)

This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. In entering into this Agreement, neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

7.	Entire Agreement
(a)

This Agreement represents the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement.

8.	Governing Law
(a)

The laws of the State of New York, without giving effect to its conflicts of law principles, govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including, without limitation, its validity, interpretation, construction, performance, and enforcement.

AGREED TO AND ENTERED INTO BY AND BETWEEN THE PARTIES AS OF THE

EFFECTIVE DATE SET FORTH ABOVE.

TERRA INSIGHT CORPORATION By: /s/ Dr. Alexandre Agaian Dr. Alexandre Agaian Chief Executive Officer	THE INSTITUTE OF GEOINFORMATIONAL ANALYSIS OF THE EARTH By: /s/ Ivan Railyan Ivan Railyan Authorized Signatory